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                                                                    Exhibit 11.1

                            CORNELL COMPANIES, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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
                                                                   2001                     2000                    1999
                                                            --------------------    --------------------    --------------------
                                                              BASIC      DILUTED      BASIC     DILUTED       BASIC      DILUTED
                                                            --------------------    --------------------    --------------------
Net Earnings                                                $  4,659    $  4,659    $  7,969    $  7,969    $  5,352    $  5,352
                                                            ====================    ====================    ====================

Shares used in computing net earnings per share:
    Weighted average common shares and
      common share equivalents                                10,624      10,624      10,158      10,158      10,129      10,129


    Less effect of treasury shares                            (1,008)     (1,008)       (775)       (775)       (697)       (697)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method             --         453          --         112          --         228
                                                            --------------------    --------------------    --------------------

                                                               9,616      10,069       9,383       9,495       9,432       9,660
                                                            ====================    ====================    ====================


 Net earnings per share                                     $   0.48    $   0.46    $   0.85    $   0.84    $   0.57    $   0.55
                                                            ====================    ====================    ====================

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